UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 20, 2002
                               -------------------


                             Essential Reality, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                      000-32319               33-0851302
---------------------       -------------------      -------------------
  (State or other         (Commission File Number)     (IRS Employer
  of incorporation)                                    Identification No.)



49 West 27th Street, Suite 7E, New York, New York               10001
--------------------------------------------------           ----------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code        (212) 244-3200
                                                        -------------------

          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

PORTIONS AMENDED:

     The Registrant hereby amends Item 7 contained in the Registrant's Current Report on Form 8-K filed July 3, 2002 to provide the requisite financial information required by Item 7 including pro forma financial information. Except as set forth in Item 7 below, no other changes are made to the Registrant's Current Report on Form 8-K filed July 3, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a. Audited Financial Statements of Essential Reality LLC for the years ended December 31, 2001 and 2000.

b. Unaudited financial statements of Essential Reality, Inc. (Formerly JPAL, Inc.) for the six months ended June 30, 2002 and 2001

c. Unaudited Pro Forma Financial Information of Essential Reality, Inc. (Formerly JPAL, Inc.) for the year ended December 31, 2001 and for the six months ended June 30, 2002.

d.   Exhibits:

     None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 27, 2002               Essential Reality, Inc.
      -------------------              ------------------------------
                                       (Registrant)


                       /s/ STEVEN FRANCESCO
                       -----------------------------
                       Steven Francesco
                       Chief Executive Officer

INDEPENDENT AUDITORS' REPORT

To the Members and Board of Managers of
Essential Reality, LLC:

We have audited the accompanying balance sheets of Essential Reality, LLC (a development stage entity) (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, members' deficit, and cash flows for the years ended December 31, 2001 and 2000 and for the period from June 1, 1999 (date of commencement) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and for the period from June 1, 1999 (date of commencement) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the development, manufacture and marketing of a gloved shaped device that controls the movement of objects on a computer screen. As discussed in Note 1 to the financial statements, the Company has experienced cumulative net losses of $4,772,242 and cumulative negative operating cash flows of $4,057,437, which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

New York, New York

January 21, 2002 (July 9, 2002 as to Note 8)

ESSENTIAL REALITY, LLC
(A Development Stage Entity)


BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------
                                                             December 31,
                                                         2001          2000
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note 2)                $    13,863   $   231,905
  Interest receivable                                         -        48,716
  Deferred financing costs                              217,755             -
  Prepaid expenses and deposits                          34,337         6,820
                                                    -----------   -----------
           Total current assets                         265,955       287,441

DOMAIN NAMES - Net (Note 2)                               9,000             -
FIXED ASSETS - Net (Note 3)                              10,099             -
OTHER ASSETS                                             80,550        22,500
DEFERRED INTEREST EXPENSE - BRIDGE LOANS                232,389             -
                                                    -----------   -----------
TOTAL ASSETS                                        $   597,993   $   309,941
                                                    ===========   ===========

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                  $   676,133   $    75,238
  Accounts payable - related parties                     84,000             -
  Accrued interest expense - bridge loans (Note 4)      250,750             -
  Accrued compensation (Note 7)                         257,103       221,267
  Bridge loans (Note 4)                               1,500,000             -
  Advances from LCG Capital Group, LLC                   76,617             -
  Advances from affiliated companies                     25,632        19,647
                                                    -----------   -----------
           Total current liabilities                  2,870,235       316,152
                                                    -----------   -----------
COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY (DEFICIT):
  Members' capital                                    2,500,000     2,500,000
  Note receivable for members' capital                        -      (865,453)
  Deficit accumulated during development stage       (4,772,242)   (1,640,758)
                                                    -----------   -----------
           Total members' equity (deficit)           (2,272,242)       (6,211)
                                                    -----------   -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)     $   597,993   $   309,941
                                                    ===========   ===========

See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)


STATEMENTS OF OPERATIONS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001,
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------
                                     Cumulative
                                     Period from
                                 June 1, 1999 (Date
                                   of Commencement)  Year Ended    Year Ended
                                    to December 31,  December 31,  December 31,
                                         2001           2001          2000


OPERATING EXPENSES:
  Product development                $ 2,480,544   $ 1,579,129   $   679,891
  Marketing                            1,066,525       716,674       349,851
  General and administrative           1,316,001       823,791       491,930
  Depreciation and amortization           11,850        11,850             -
                                     -----------   -----------   -----------
           Total operating expenses    4,874,920     3,131,444     1,521,672

LOSS FROM OPERATIONS                  (4,874,920)   (3,131,444)   (1,521,672)
                                     -----------   -----------   -----------
INTEREST INCOME                          125,117        20,465       104,652
INTEREST EXPENSE                         (22,439)      (20,505)       (1,934)
                                     -----------   -----------   -----------
NET LOSS                             $(4,772,242)  $(3,131,484)  $(1,418,954)
                                     ===========   ===========   ===========

See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)


STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO
DECEMBER 31, 1999 AND YEARS ENDED DECEMBER 31, 2001 AND 2000
---------------------------------------------------------------------------------------

                                                    Note           Deficit
                                                 Receivable     Accumulated
                                    Members'    For Members'       During
                                    Capital       Capital     Development Stage        Total
                                  ----------    -----------   -----------------    -----------


 BALANCE JUNE 1, 1999             $        -    $         -     $         -        $         -

   Issuance of members' capital    2,500,000     (2,000,000)              -            500,000

   Net loss                                -              -        (221,804)          (221,804)
                                  ----------    -----------     ------------       ------------

 BALANCE, DECEMBER 31, 1999        2,500,000     (2,000,000)       (221,804)           278,196

   Collection of note receivable           -      1,134,547               -          1,134,547
                                  ----------    -----------     ------------       ------------
   Net loss                                -              -      (1,418,954)        (1,418,954)

 BALANCE, DECEMBER 31, 2000        2,500,000       (865,453)     (1,640,758)            (6,211)

   Collection of note receivable           -        865,453               -            865,453

   Net loss                                -              -      (3,131,484)        (3,131,484)
                                  ----------    -----------     ------------       ------------
 BALANCE, DECEMBER 31, 2001        2,500,000    $         -     $(4,772,242)       $(2,272,242)
                                  ==========    ===========     ============       ============


 See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)


STATEMENTS OF CASH FLOWS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001,
YEARS ENDED DECEMBER 31, 2001 AND 2000
-----------------------------------------------------------------------------------------------
                                                        Cumulative
                                                       Period from
                                                   June 1, 1999 (Date
                                                     of Commencement)    Year Ended     Year Ended
                                                     to December 31,     December 31,     December 31,
                                                          2001              2001             2000



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $(4,772,242)       $(3,131,484)  $(1,418,954)
    Depreciation and amortization                          11,850             11,850             -
    Amortization of deferred interest                      18,361             18,361             -
  Changes in assets and liabilities:
    Deferred financing costs                             (217,755)          (217,755)            -
    Prepaid expenses, deposits and other assets          (114,887)           (85,567)      (29,320)
    Interest receivable                                         -             48,716       (48,716)
    Accounts payable                                      676,133            600,895        62,820
    Accounts payable - related parties                     84,000             84,000             -
    Accrued compensation                                  257,103             35,836       221,267
                                                      -----------        -----------   -----------
           Net cash used in operating activities       (4,057,437)        (2,635,148)   (1,212,903)
                                                      -----------        -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for purchase of domain names                   (18,000)           (18,000)            -
  Payments for purchase of fixed assets                   (12,949)           (12,949)            -
                                                      -----------        -----------   -----------
           Net cash used in investing activities          (30,949)           (30,949)            -
                                                      -----------        -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of members' capital              500,000                  -             -
  Proceeds from repayment of note                               -
     receivable for members' capital                    2,000,000            865,453     1,134,547
  Proceeds from bridge loans                            1,500,000          1,500,000             -
  Proceeds from advances from
    LCG Capital Group, LLC                                 76,617             76,617             -
  Proceeds of advances from
     affiliated companies - net                            25,632              5,985        15,547
                                                      -----------        -----------   -----------
           Net cash provided by financing activities    4,102,249          2,448,055     1,150,094
                                                      -----------        -----------   -----------
INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                     13,863           (218,042)      (62,809)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                           -            231,905       294,714
                                                      -----------        -----------   -----------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                       $    13,863        $    13,863   $   231,905
                                                      ===========        ===========   ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

  Note received for members' capital                    2,000,000        $         -   $         -
  Deferred interest expense - bridge loans            $   232,389        $   232,389   $         -
  Accrued interest expense - bridge loans             $   250,750        $   250,750   $         -


See notes to financial statements.

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

NOTES TO FINANCIAL STATEMENTS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMNET) TO DECEMBER 31, 2001 AND YEARS ENDED DECEMBER 31, 2001 AND 2000

1.     THE COMPANY
--------------------------------------------------------------------------------

     Essential Reality, LLC (the "Company") was formed as Freedom Multimedia, LLC in the State of Delaware on July 9, 1998 and began active operations on June 1, 1999. The Company changed its name to Essential Reality, LLC on December 29, 1999. The Company was formed to develop, manufacture and market computer peripheral devices, with initial emphasis on a product called "P5." P5 is a gloved shaped device that controls the movement of objects on a computer screen. P5 enables three-dimensional movement of the cursor as well as allowing pitch and yaw, as well as roll, which should be completed in the near future. P5 is controlled by the user moving their hand or bending their fingers.

     The Company is in the development stage. Successful completion of the Company's development program and ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, and achieving a level of revenue adequate to support the Company's cost structure.

     Since its commencement, the Company has not generated revenues and has incurred significant recurring losses from operations, working capital deficit and deficit in members' capital. As a result, substantial doubt exists regarding the Company's ability to continue as a going concern. The Company has recently completed a private placement of membership interests as described in Note 8. The Company anticipates that, based on currently proposed plans and assumptions relating to the implementation of its business plan (including the timetable of costs and expenses associated with, and success of, its marketing efforts), the net proceeds of the recently completed private placement together with trade financing and accounts receivable factoring that needs to be arranged in the second half of fiscal 2002 and projected revenues from operations, will be sufficient to satisfy operations until the of end of fiscal 2002. Thereafter, the Company will require additional funding in order to reach the point of self sufficiency.

     The financial statements have been prepared in conformity with the Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and
Reporting by Development Stage Enterprises. As a development stage entity with no commercial operating history, the Company is subject to all of the risks and uncertainties inherent in the establishment of a new business enterprise. To address these risks and uncertainties, the Company must, among other things, respond to competitive developments; attract, retain, and motivate qualified personnel; and support the expense of marketing new products based upon innovative technology. To date, the Company has not recognized product related revenues. As a result of incurring expenses in these developmental activities without generating revenues, the Company has incurred significant losses and negative cash flow from operating activities for the period the cumulative period from June 1, 1999 (Date of Commencement) to December 31, 2001. During this period, the Company had cumulative net losses of $4,772,242 and cumulative negative cash flow from operating activities of $4,057,437. The Company expects to incur substantial losses and negative cash flow from operating activities for the near future.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies followed in the preparation of the accompanying financial statements, which conform to generally accepted accounting principles is presented below. The accompanying unaudited financial statements have been prepared with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for fair presentation have been included.


     Comprehensive  Loss  -  Comprehensive  loss  is  the  same  as  net  loss.

     Cash and Cash Equivalents - Cash equivalents include time deposits with maturities of three months or less on the date of purchase.

     Domain Name and Fixed Assets - Domain names are recorded at cost, net of accumulated amortization. Fixed assets are recorded at cost, net of related accumulated depreciation. Upon sale or retirement, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and any gain or loss is included in the statement of operations. Maintenance and repair costs are expensed as incurred. Depreciation of fixed assets is computed using the straight-line method based on the estimated useful lives of the assets, which is three to five years, beginning when assets are placed in service. Amortization of domain names is computed using the straight-line method over a period of two years, taking a full year's depreciation in the year of acquisition.

     Product Development - Product development costs include expenses incurred by the Company to research and develop the P5 product. Product development costs are expensed until such time as the Company determines that a product is technologically feasible. Product development costs are capitalized from such date until such time as product development is substantially complete. Product development costs capitalized will be amortized on the straight-line basis over the lesser of the estimated useful life of the product or three years. All of the costs to date have been expensed.

     Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Revenue Recognition - Revenue from sales of the P5 will be recognized when the product has been shipped, the sales price is fixed and determinable, collection of the resulting receivable is probable and there are no significant rights of return. Given that the Company does not have a history of sales of its P5 product, revenue recognition will be deferred until the right of return period expires.


     The Company may bundle product offerings from third party vendors along with the P5 product. The Company maintains the relationship with the customer and, as such, is the primary obligor. The Company has assumed the responsibility for customer acceptance of all features of the product, as well as returns. As such, the Company will record the gross amount of the purchase price of the P5 as revenue and will reflect the related royalty to be paid to the third party vendor as a component of cost of sales.

     Inventory - Inventory will be valued at the lower or cost or market value, with cost being determined on the first-in-first-out basis. Impairment of Assets - In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amount of the assets to undiscounted expected future cash flows. If this comparison indicates that there is impairment, the amount of the impairment loss is then based on the fair value of the asset compared with its carrying value. No impairment of assets existed at December 31, 2001.

     Fair Market Value of Financial Instruments - The carrying amount of the Company's cash and cash equivalents, interest receivable, prepaid expenses and deposits, accounts payable, accrued liabilities, accrued compensation and advances from affiliated companies approximates fair market value because of the short maturity of those instruments.

     Income Taxes - The Company is not subject to federal or state income tax. The taxable income or loss applicable to the operations of the Company is includable in the federal and state income tax returns of the members. The Company will become subject to federal and state income taxes after completion of the Transaction described in Note 8.

     Effects of Recently Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and hedging activities. Generally, it requires that an entity recognize all derivatives as either an asset or liability and measure those instruments at fair value as well as identify the conditions for which a derivative may be specifically designed as a hedge. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS No.133, effective January 1, 2001, did not have an impact on the Company's financial position, results of operations, or cash flows. The Company currently does not have any derivative instruments and is not engaged in hedging activities.

     On June 29, 2001, the FASB approved for issuance SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Intangibles Assets". Major provisions of these statements are as follows: all business combinations initiated after June 30, 2001 must use the purchase method of accounting; the pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001; intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability; goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually, except in certain circumstances, and whenever there is an impairment indicator; adjustments are made. All acquired goodwill must be assigned to reporting units for purposes of impairment testing, and effective January 1, 2002, goodwill will no longer be subject to amortization. The Company does not expect that adoption of SFAS No. 142 will have a material impact on the Company's financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the capital amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability in accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. This statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect that adoption of SFAS No. 143 will have a material impact on the Company's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset for sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for years beginning after December 15, 2001. The Company does not expect that adoption of SFAS No. 144 will have a material impact on the Company's financial position or results of operations.

     Reclassification - Certain amounts in the 2000 financial statements have been reclassified to conform with the basis of presentation used in 2001.


3.   FIXED  ASSETS  AND  DOMAIN  NAMES

     At December 31, 2001, the fixed assets were comprised of $10,949 of office furniture and equipment and $2,000 for computer equipment. Depreciation expense and accumulated amortization for the years ended December 31, 2001 and 2000 and for the period from June 1, 1999 (Date of Commencement) to December 31, 1999 amounted to $2,850, 0 and 0, respectively.

     At  December  31,  2001,  the  Company  incurred  $18,000 for Domain names.

     Amortization and accumulated amortization of domain names for the years ended December 31, 2001 and 2000 and for the period from June 1, 1999 (Date of Commencement) to December 31, 1999 amounted to $9,000, 0 and 0, respectively.

4.   BRIDGE  LOANS

     The bridge loans are from JPAL, Inc. ("JPAL") a publicly traded corporation with which the Company has completed a merger transaction (the "Transaction") as described more fully in Note 8c. The bridge loans are unsecured and bear interest at the rate of 8.5 % per annum, however interest does not begin to accrue until January 31, 2002. The bridge loans, together with accrued interest thereon become payable on the earlier of i) January 31, 2004 and (ii) the sale or exchange of all or substantially all of the membership interests of the Company which results in the Company having an infusion of $4.5 million in capital.

     Although interest on the bridge loans does not begin to accrue until January 31, 2002, interest on the bridge loans in the amount of $250,750 has been imputed and accrued representing the interest payable on the bridge loans advanced from inception through December 31, 2001 to January 31, 2004 with a corresponding debit to deferred interest. Deferred interest has been amortized on a daily basis from the date of the loan to December 31, 2001 resulting in a charge to earnings in the amount of $18,361 for year ended December 31, 2001.


5.   COMMITMENTS  AND  CONTINGENCIES

     Operating  Leases

          a. Premises - In November 2001, the Company entered a lease for premises which provides for the following rental payments:

                        Year Ending December 31,
                                 2002                          $119,000
                                 2003                           132,000
                                 2004                           135,000
                                 2005                           138,000
                                 2006                           141,000
                                 Thereafter                      14,000
                                                               --------
                                                               $679,000
                                                               ========

               Rent expense for the years ended December 31, 2001 and 2000 amounted to approximately $39,000 and $27,000, respectively.

               Computer Leases - The Company is allocated costs of computer leases under leases assumed by a company related to a certain member of LCG Capital Group, LLC ("LCG"), a member of the Company. The Company is not directly obligated under the leases, however its portion of the minimum payments under the leases are as follows
                       Year Ending December 31,
                                 2002                          $35,000
                                 2003                           11,000
                                                               -------
                                                               $46,000
                                                               =======

               Computer lease expense for the years ended December 31, 2001 and 2000 amounted to approximately $13,000 and $5,000, respectively.

     Development  and  Other  Contracts

          a. In March 2000, the Company entered into a consulting agreement, which requires the Company to pay to the consultant, $0.25 for each of the first 150,000 units of the P5 sold.

          b. In July 2000, the Company entered into an agreement for product development with a company, which is owned by a person who is related to certain members of the Company (see Note 7). Pursuant to the agreement, the Company is required to pay royalties of 1.8% on net sales of P5 and 9% of the license fee collected by the Company with respect to P5, indefinitely.

          c. In August 2000, the Company entered into a memorandum of understanding, which provides for a renewable, two-year license for a certain component of P5. Royalties are calculated as the number of units of P5 sold multiplied by the greater of a) $0.25 and b) the difference between the manufacturing cost of the licensed component and an alternative component with a minimum license fee of $125,000 per annum. Should the Company not use the licensed component no royalties would be due pursuant to the memorandum of understanding. Included in product development expense for the years ended December 31, 2001 and 2000 are development fees of $25,000 and $25,000, respectively.

          d. In October 2000, the Company entered into an agreement for the provision of inspection services relating to the manufacture and packaging of P5. Pursuant to the agreement, the Company is required to pay an inspection fee, beginning with the start of production, of the greater of a) $7,000 per month and b) 1% of the freight-on-board value of P5. This agreement expires in September 2002 and may be terminated at any time giving three-months notice.

          e. In December 2000, the Company entered into a consulting agreement with an entity controlled by an affiliate of LCG. Pursuant to which this entity provides general consulting services to the Company in return for a monthly cash retainer. Such services consist of forming revenue-generating opportunities, including without limitation distribution agreements, licensing agreements, joint ventures, strategic alliances and partnerships. Through December 31, 2001, the amount of the retainer was between $6,000 and $12,000 per month and it can increase from time to time up to a maximum of $20,000 per month, based upon mutual consent with the entity, depending on the level and geographic scope of the services. In addition to the monthly retainer, we also are obligated to pay to the entity a potential revenue share of up to four percent (4.0%) on transactions facilitated by the entity. Included in general and administrative expenses are costs incurred of approximately $96,000 and $6,000 for the years ended December 31, 2001 and 2000, respectively relating to this contract.
          f. In January 2001, the Company entered into a memorandum of understanding for the development of certain components of P5. Pursuant to the memorandum of understanding, the Company is required to pay royalties of 1% of P5's net sales to the developer, indefinitely. A nonrefundable royalty advance of $5,000 and $10,000 is included in product development for the years ended December 31, 2001 and 2000, respectively. The Company is required to pay a further royalty advance of $35,000 should the Company incorporate the component developed pursuant to the memorandum of understanding into P5. Should the Company not incorporate the component developed pursuant to the memorandum of understanding into P5, it will not to be obligated to pay the $35,000 royalty advance nor the 1% royalty on future sales.

          g. In July 2001, the Company entered a development agreement for the development of certain components of P5. Should the developer accomplish the goals set forth in the agreement, the Company is required to pay base royalties of 1% of net sales generated from P5, indefinitely and an additional 0.5% of net sales generated from P5, indefinitely, if the developer meets certain milestones defined in this development agreement.

     6.   MEMBERS'  CAPITAL  AND  NOTE  RECEIVABLE

          In December 1999, LCG acquired a 50% interest in the Company for an aggregate purchase price of $2,500,000. The consideration received was comprised of $500,000 in cash and a $2,000,000 note. The note bore interest at the rate of 6% per annum, had a maturity date of December 13, 2002 and was secured by the membership interest of LCG. The remaining 50% interest in the Company represents ownership by the founders of the Company. The note receivable for members' capital was fully repaid in July 2001.

          The Company recorded interest income on this note of $20,465 and $103,459 for the years ended December 31, 2001 and 2000, respectively.

          As of December 31, 2001 the Company had 9,600,000 membership units issued and outstanding. The Company has subsequently issued additional membership units as described in Note 8b.



     7.   RELATED  PARTY  BALANCES  AND  TRANSACTIONS

          Accrued compensation of $257,103 and $221,267 at December 31, 2001 and 2000, respectively, is payable to certain officers and members of the Company. The amount is due on demand and is non-interest bearing.

          Advances are from entities that are affiliated with LCG. The advances are payable on demand and bear interest at the rate of 10% per annum.

          Advances  from  LCG  are  non-interest  bearing and payable on demand.

          Included in other assets at December 31, 2001 and 2000 is $22,500 which represents the Company's portion of a letter of credit required to secure computer leases. Included in prepaid expenses and deposits at December 31, 2000 is $6,000 relating to a security deposit on premises due from LCG.

          Included in product development costs are $0 and $105,000 for the years ended December 31, 2001 and 2000, respectively, paid to a company owned by an individual related to certain members of the Company, which have expertise in the area of product design.

          Included in product development costs are $91,300 and $0 for the years ended December 31, 2001 and 2000, respectively, paid to a company owned by certain members of the Company, which have expertise in the area of product strategy, design and development.

          Included in general and administrative expenses are costs incurred of approximately $242,000 and $148,000, for the years ended December 31, 2001 and 2000, respectively, by two entities that are related to certain members of LCG. Such costs include consulting fees related to business development, employee salaries, occupancy, telephone and computer leases. In the case of employee salaries, costs are allocated to the Company based on the time each employee conducts business specific to the Company. In the case of the other expenses, costs are allocated based on a percentage of resources used by the Company.

          Included in accounts payable - related parties at December 31, 2001 and 2000 are approximately $26,000 and $0, respectively, payable to a company owned by a person related to certain members of the Company.

          Included in accounts payable - related parties at December 31, 2001 and 2000 are approximately $58,000 and $0, respectively, payable to a company that is related to certain members of LCG.

            RELATED PARTY TRANSACTIONS BY EXPENSE CATEGORY
                                                    Year Ended December 31,
                                                       2001          2000

           Product development                    $  91,300     $  105,000
           General and administrative               242,000        148,000
                                                  ------------------------
                                                  $ 333,300     $  253,000
                                                  ========================
     8.   SUBSEQUENT  EVENTS

          a.   Bridge  loans

          (i) From January 1, 2002 to June 20, 2002 the Company received an additional $1,825,000 of bridge loans, of which $1,025,000 were from JPAL and $800,000 were received third party lenders on the following terms:

               a. Bridge loan from a third party in the amount of $500,000, received in March 2002, is unsecured and bears interest at the rate of 18% per annum. The bridge loan matures on the earlier of June 22, 2002 or the consummation by the Company of an equity financing of at least $1,000,000. The bridge loan together with accrued interest thereon may be converted, in whole or in part, at the request of the third party lender, to membership units of the Company at the conversion price of approximately $1.04. Contingent on the closing of the Merger discussed in 8c below, the Company has also granted to the holder of the bridge loan warrants to purchase 15,000 common shares of the JPAL for an exercise price of $1.30 per common share.

               b. Bridge loans from third parties in the amount of $300,000, received in May 2002, are unsecured and bears interest at the rate of 8% per annum. The bridge loan matures on the earlier of June 22, 2002 or the consummation by the Company of an equity financing of at least $1,000,000. Contingent on the closing of the Merger discussed in 8c below, the Company has also granted to the holder of the bridge loan warrants to purchase 90,000 common shares of the JPAL for an exercise price of $1.90 per common share.

          (ii) In April 2002 the maturity of the bridge loans were changed to April 30, 2004 with the following prepayment:

               a. Up to $250,000 of bridge loans and accrued interest may be converted to up to 240,000 membership units of the Company pursuant to the private placement described in Note 8b;

               b. During fiscal 2003, $100,000 payments per quarter representing interest and principal;

               c. 50% of the proceeds received as a result of the exercise of warrants described below;

               d. During fiscal 2002, 15% of the net proceeds received from the sale of equity in the Company above $10,000,000, subject to a maximum of $700,000;

               e. During fiscal 2003, 20% of the net proceeds received from the sale of equity in the Company, subject to a maximum of $700,000, provided, that in the event the aggregate principal amount of bridge loans remaining outstanding at the time such equity is raised shall exceed $1,000,000, then the maximum amount due and payable shall be $900,000; and

               f. Beginning October 1, 2002, 35% of any Excess Cash greater than $2 million, up to a maximum of $200,000 (in addition to amounts received under clause (iv) above) in any quarter, where "Excess Cash" means any cash on the books of the Company at the end of a quarter minus any equity and/or debt raised during such quarter.


          (iii) As part of the private placement described in Note 8b, $500,000 of bridge loans and accrued interest thereon were converted to 480,000 membership units of the Company, of which JPAL converted $250,000 and a third party lender converted $250,000.

          (iv) Upon completion of the Merger described in Note 8c, bridge loans and accrued interest thereon in the amount of $2,378,431 owed by the Company to JPAL were eliminated and the Company assumed notes payable in the amount of $2,517,070. As a result of the additional borrowings by JPAL, $138,639 has been charged to additional paid-in capital in the Company's June 30, 2002 financial statements.

               The notes payable and bridge loans have substantially the same terms, except that:

               a. $500,000 of the notes payable may be converted by the holders to 263,158 shares of common stock of JPAL at a conversion price of $1.90 per share. The conversion right expires on December 20, 2002.

               b. The holders of notes payable agreed to cancel previously issued warrants to acquire an aggregate of 1,029,600 common shares for $3.00 per share and were issued warrants having an expiration of June 20, 2004, to purchase an aggregate of 750,000 common shares of JPAL for $1.90 per share.

          (v) Upon completion of the merger described in Note 8c, bridge loans in the amount of $550,000 to third party lenders were repaid.

          (vi) Upon completion of the merger described in Note 8c, notes payable in the amount of $550,000 were repaid.

          The value resulting from the beneficial conversion feature in the amount of $297,780 and warrants in the amount of $860,600 has been recorded as additional paid-in capital in the June 30, 2002 financials statement of the Company and has been computed using the Black-Scholes pricing model using a stock price of $3.05, expiration dates of December 20, 2002 for the beneficial conversion feature and June 20, 2004 for the warrants, volatility of 80% and a risk free rate of 5%. Such amount will be accreted into notes payable as additional interest expense over the remaining life of the notes.

          As a result of the transactions completed subsequent to December 31, 2001 as of June 20, 2002, the Company had no bridge loans outstanding and had notes payable outstanding of approximately $1,967,000.


          b.  Private  Placement

          On  June  20,  2002,  ER  LLC  completed  a  private  placement  (the
          "Offering") whereby it issued 7,274,784 membership units for gross proceeds of $7,577,900. The Company incurred cash costs associated with the Transaction and Offering of $850,536, of which $217,755 was prepaid as of December 31, 2001.

          In connection with the Offering, the Company issued to its financial advisors warrants to purchase an aggregate of 331,211 membership units (the "Additional Warrants"). Such Additional Warrants shall have an exercise price of $1.30 per membership unit and shall be exercisable for a period of up to five years. As a result of the Transaction, warrants to purchase membership units in ER LLC have become warrants to purchase common shares of the Company. The value of these warrants of $813,165, which was both a credit and debit to adjusted paid-in capital and thus had no net effect on members' capital, was computed using the Black-Scholes pricing model and using $3.05 as the market price, $1.30 as the exercise prices, 5 year expiration, volatility of 80% and a risk free rate of 5%.

          In May 2002, the Company was advanced $400,000 from the Offering escrow. No costs or interest was incurred in connection with the advance.


          c.   Merger  with  JPAL

          On June 20, 2002, the Company completed a merger with JPAL whereby the members of the Company contributed all of their membership units in the Company in exchange for 16,874,784 shares of JPAL's common stock. Contemporaneously, the shareholders of JPAL canceled common shares and were left with 1,080,934 shares of common stock representing 6.02% of the surviving entity.


          The Merger will be accounted for as a reverse acquisition in which the Company is the accounting acquirer and JPAL is the legal acquirer. The management of the Company will remain the management of the merged entity. Since the Merger will be accounted for as a reverse acquisition and not a business combination, no goodwill will be recorded in connection with the Merger and the costs incurred in connection with the Merger will be accounted for as a reduction of additional paid-in capital.

          As a result of the Merger, the warrants issued to the Company's financial advisors to acquire membership units (see Note 8b), will become warrants to purchase the same amount of JPAL common shares at the same exercise price and having the same expiration date.


          The Company expects to use the stock incentive plan established by JPAL pursuant to which the Company may grant options, stock appreciation rights, restricted stock and/or other equity-based incentives to its directors, employees, consultants and advisors for up to an aggregate of 3,500,000 shares of the merged entity's common stock.



          d.   Contractual  Obligations

          (i) In May 2002, the Company placed an order for the manufacture of P5 with a third party manufacturer. Under the terms of the order the Company paid a deposit of $100,000 upon placing the order and post letters of credit in the amount of approximately $2.25 million. As of July 9, 2002, the Company has posted letters of credit of approximately $575,000. The Company expects to post the remaining letter of credit prior to October 31, 2002.

          (ii) In May 2002, the Company entered into a letter of intent with a game developer. Under the letter of intent the game developer shall disclose to the Company the source code for two specific games so that the games can be integrated with P5. In addition, the game developer will release a software update enabling current users of the games to use P5. The Company will be responsible for integration and payment to the game developer of $100,000.

     e. Stock Options

     (i) During the six-month period ended June 30, 2002, the Company issued to its directors and employees, options to purchase an aggregate of 447,000 shares of its common stock at a weighted average exercise price of $1.71 per share. Such options expire ten years following the grant date. The issuance of theses options resulted in deferred stock-based compensation of $681,390 of which $5,259 was expensed during the six-month period ended June 30, 2002. Deferred compensation expense will be charged to earnings over the vesting period of the options, which is between three and five years. Deferred compensation expense was computed using the intrinsic value method.


     (ii) During the six-month period ended June 30, 2002, the Company issued to its advisors and consultants, options to purchase an aggregate of 235,000 shares of its common stock at a weighted average exercise price of $0.84 per share. Such options expire ten years following the grant date. The issuance of the options resulted in deferred stock-based compensation of $580,768 of which $113,240 was expensed during the six-month period ended June 30, 2002. Deferred compensation expense will be charged to earnings over the term of the advisors' and/or consultants' agreements. Deferred compensation expense was computed using the Black-Scholes pricing model using a fair market value of $3.05 per share, a term of 10 years, volatility of 80% and a risk-free rate of 5%.

     (iii)From July 1, 2002 to July 9, 2002, the Company granted to employees options to purchase an aggregate of 335,000 shares of its common stock at exercise prices between $0.75 and $0.90 per share.

ESSENTIAL REALITY, INC. (FORMERLY JPAL, INC.)
(A Development Stage Entity)


CONDENSED BALANCE SHEETS
JUNE 30, 2002 AND 2001 (UNAUDITED)

                                                                   June 30, 2002   June 30, 2001
                                                                     (Unaudited)    (Unaudited)

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                          $ 4,135,446   $    93,145
  Restricted cash                                                        575,000             -
  Interest receivable                                                          -        24,761
  Prepaid expenses and deposits                                          117,917         8,820
                                                                     -----------   -----------
           Total current assets                                        4,828,363       126,726

DOMAIN NAMES                                                               4,500             -
FIXED ASSETS                                                              16,821        10,557
OTHER ASSETS                                                              80,550        22,500
DEFERRED INTEREST EXPENSE - BRIDGE LOANS                                       -             -
                                                                     -----------   -----------
TOTAL ASSETS                                                         $ 4,930,234   $   159,783
                                                                     ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                   $   772,389        95,640
  Accounts payable - related parties                                      49,030             -
  Accrued interest expense - notes payable                                 4,581             -
  Accrued compensation                                                   243,737       237,567
  Notes payable - current portion                                        200,000             -
  Advances from LCG Capital Group, LLC                                    73,617             -
  Advances from affiliated companies                                      24,134        25,396
                                                                     -----------   -----------
           Total current liabilities                                   1,367,488       358,603
                                                                     -----------   -----------
NOTES PAYABLE --- LONG -TERM PORTION (net of deferred
       interest of $1,135,299)                                           631,771             -
                                                                     -----------   -----------
            Total liabilities                                          1,999,259       358,603
                                                                     -----------   -----------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock (par value $.001 per share; 50,000,000 shares authorized;  17,955,718 and 9,600,000 issued and outstanding
      at June 30, 2002 and June 30, 2001, respectively)                   17,956         9,600
  Additional paid in capital                                          11,491,307     2,490,400
  Deferred compensation expense                                       (1,143,659)            -
  Note receivable for stockholders' capital                                    -      (203,206)
  Deficit accumulated during development stage                        (7,434,629)   (2,495,614)
                                                                     -----------   -----------
           Total stockholders' equity (deficit)                        2,930,975      (198,820)
                                                                     -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 4,930,234   $   159,783
                                                                     ===========   ===========

See notes to condensed financial statements.

ESSENTIAL REALITY, INC. (FORMERLY JPAL, INC.)
(A Development Stage Entity)


CONDENSED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)
-----------------------------------------------------------------------------------
                                                         Six Months Ended June 30,
                                                             2002         2001
                                                          (Unaudited)  (Unaudited)
-----------------------------------------------------------------------------------
OPERATING EXPENSES:
  Product development                                    $   881,110   $  380,116
  Marketing                                                  616,523      262,067
  General and administrative (including non-cash stock
     compensation of $118,499 for the
     six months ended June 30, 2002)                       1,021,889      230,337
  Depreciation and amortization                                6,830        1,317
                                                         -----------   ----------

           Total operating expenses                        2,526,352      873,837
                                                         -----------   ----------
LOSS FROM OPERATIONS                                      (2,526,352)    (873,837)

INTEREST INCOME                                                2,851       20,018
INTEREST EXPENSE                                            (138,886)      (1,037)
                                                         -----------   ----------
NET LOSS                                                 $(2,662,387)  $ (854,856)
                                                         ===========   ==========

BASIC AND FULLY DILUTED
  LOSS PER SHARE                                         $     (0.15)  $    (0.09)
                                                         ===========   ==========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                                      17,955,718    9,600,000
                                                         ===========   ==========

See notes to condensed financial statements.

ESSENTIAL REALITY, INC. (FORMERLY JPAL, INC.)
(A Development Stage Entity)


CONDENSED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED)

                                                                         Six months ended June 30,
                                                                              2002        2001
                                                                          (Unaudited)  (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                $(2,662,387)  $(854,856)
  Adjustments to reconcile net loss to net cash used
         in operating activities:
    Depreciation and amortization                                               6,830       1,317
    Amortization of deferred interest                                          23,081           -
    Stock-based compensation expense                                          118,499           -
  Changes in assets and liabilities:
    Restricted cash                                                          (575,000)          -
    Deferred financing costs                                                  217,755           -
    Prepaid expenses, deposits and other assets                               (83,580)     (2,000)
    Interest receivable                                                             -      23,955
    Accounts payable                                                           96,256      20,402
    Accounts payable - related parties                                        (34,970)          -
    Accrued interest                                                           89,651           -
    Accrued compensation                                                      (13,366)     16,300
                                                                           ----------   ---------
           Net cash used in operating activities                           (2,817,231)   (794,882)
                                                                           ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for purchase of fixed assets                                        (9,052)    (11,874)
                                                                           ----------   ---------
           Net cash used in investing activities                               (9,052)    (11,874)
                                                                           ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of members' capital                            6,227,364           -
  Proceeds from bridge loans                                                1,825,000           -
  Repayment of bridge loans                                                  (550,000)          -
  Repayment of notes payable                                                 (550,000)          -
  Proceeds from repayment of note  receivable for members' capital                  -     662,247
  Repayments of advances from  LCG Capital Group, LLC                          (3,000)          -
  Proceeds from (repayments of) advances from affiliated companies - net       (1,498)      5,749
                                                                           ----------   ---------
           Net cash provided by financing activities                        6,947,866     667,996
                                                                           ----------   ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            4,121,583    (138,760)

CASH AND CASH EQUIVALENTS,  BEGINNING OF PERIOD                                13,863     231,905
                                                                           ----------   ---------
CASH AND CASH EQUIVALENTS,  END OF PERIOD                                 $ 4,135,446   $  93,145
                                                                           ==========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest expense                                          $    22,500   $       -

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
  Bridge loans converted to membership units                              $   500,000   $       -
  Elimination of bridge loans and accrued interest on merger              $ 2,378,431   $       -
  Assumption of notes payable on merger                                   $ 2,517,070   $       -
  Deferred compensation expense                                           $ 1,262,158   $       -
  Imputed interest on notes payable                                       $ 1,158,380   $       -


See notes to condensed financial statements.

ESSENTIAL REALITY, INC. (FORMERLY JPAL, INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2002 AND 2001 (UNAUDITED)

1.  BASIS OF PRESENTATION, ORGANIZATION AND OTHER MATTERS

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all material adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included in the accompanying unaudited condensed financial statements.

On June 20, 2002, Essential Reality, LLC, a Delaware Limited Liability Company ("ER LLC"), completed a business combination with JPAL, Inc., a Nevada corporation and an SEC registrant ("JPAL") pursuant to an Amended Contribution Agreement between ER LLC and JPAL, whereby all of the members of ER LLC contributed their membership interests in ER LLC to the Company in exchange for an aggregate of 16,874,784 shares of the Company's common stock (the "Transaction"). Concurrent with the Transaction, the shareholders of JPAL canceled 7,564,326 of their shares of JPAL common stock and were left with 1,080,934 shares of common stock representing 6.02% of the Company. Following the Transaction, JPAL changed its name to Essential Reality, Inc. (the "Company") and ER LLC, a wholly owned subsidiary of the Company, was merged into the Company.

The Transaction was accounted for as a reverse acquisition in which ER LLC is the accounting acquirer and JPAL is the legal acquirer. The management of ER LLC remained as the management of the Company. Since the Transaction was accounted for as a reverse acquisition and not a business combination, no goodwill has been recorded in connection with the Transaction and the costs incurred in connection with the Transaction have been accounted for as a
reduction of additional paid-in capital.   As a result of the reverse
acquisition, (i) the historical financial statements of the Company for periods prior to the date of the Transaction are no longer the historical financial statements of JPAL, and, therefore, JPAL's historical financial statements are no longer presented; (ii) the historical financial statements of the Company for periods prior to the date of the Transaction are those of ER LLC; (iii) all references to the financial statements of the "Company" apply to the historical financial statements of ER LLC prior to the Transaction and to the financial statements of the Company subsequent to the Transaction; and (iv) any reference to the Company applies solely to ER LLC and Essential Reality, Inc.

The Company develops, manufactures and markets computer peripheral devices, with an initial emphasis on a product called "P5" . P5(TM) is a gloved shaped device that controls the movement of objects on a computer screen. P5(TM) enables three-dimensional movement of the cursor as well as allowing pitch and yaw and roll. The users moving his/her hand and/or bending his/her fingers control P5 .

The Company is in the development stage. Successful completion of the Company's development program and ultimately the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, and achieving a level of revenue adequate to support the Company's cost structure. Since its commencement, the Company has not generated revenues and has incurred cumulative net losses of $7,434,629. As a result, substantial doubt exists regarding the Company's ability to continue as a going concern. The Company anticipates that, based on its proposed plans and assumptions relating to the implementation of its business plan, cash on hand as of June 30, 2002 together with projected revenue and anticipated accounts receivable factoring and trade financing, it will have a cash shortfall of approximately $1.4 million as of December 2002. Should the Company not raise additional capital, generate the projected revenue or obtain anticipated accounts receivable factoring and trade financing, the Company expects to adjust its cash burn rate such that cash on hand as of June 30, 2002 will be sufficient to satisfy operations through December 2002. Thereafter, the Company will require additional funding in order to reach the point of self-sufficiency.

The financial statements have been prepared in conformity with the Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises. As a development stage entity with no commercial operating history, the Company is subject to all of the risks and uncertainties inherent in the establishment of a new business enterprise. To address these risks and uncertainties, the Company must, among other things, respond to competitive developments; attract, retain, and motivate qualified personnel; and support the expense of marketing new products based upon innovative technology. To date, the Company has not recognized product related revenues. The Company expects to incur substantial losses and negative cash flow from operating activities for the near future.

2. PRIVATE PLACEMENT

On June 20, 2002, ER LLC completed a private placement (the "Offering") whereby it issued 7,274,784 membership units for gross proceeds of $7,577,900. Included in the gross proceeds was $500,000 of bridge loans that were converted to
480,000 membership units of the Company.   $250,000 of the bridge loans
converted was owed to JPAL and $250,000 was due to a third party lender. JPAL exchanged the membership interest in ER LLC for the reduction of $250,000 in notes payable it owed to third party lenders.

In connection with the Offering, the Company issued to its financial advisors warrants to purchase an aggregate of 331,211 membership units (the "Additional Warrants"). Such Additional Warrants shall have an exercise price of $1.30 per membership unit and shall be exercisable for a period of up to five years. As a result of the Transaction, warrants to purchase membership units in ER LLC have
become warrants to purchase common shares of the Company.   The value of these
warrants of $813,165 was computed using the Black-Scholes pricing model and has no net-effect on stockholders' equity.

 3. NOTES PAYABLE

As a result of the Transaction, bridge loans and accrued interest thereon in the amount of $2,378,431 owed by ER LLC to JPAL were eliminated. In addition, upon the Transaction, the Company assumed notes payable in the amount of $2,517,070. Subsequent to the completion of the Transaction, the Company repaid $550,000 of notes payable. Such notes bear interest at the rate of 8.5% per annum and are due April 30, 2004, however the notes will be prepaid as follows:

     i. During fiscal 2003, $100,000 payments per quarter representing interest and principal;

     ii. 50% of the proceeds received as a result of the exercise of warrants described below;

     iii. During fiscal 2002, 15% of the net proceeds received from the sale of equity in the Company above $10,000,000, subject to a maximum of $700,000;

     iv. During fiscal 2003, 20% of the net proceeds received from the sale of equity in the Company, subject to a maximum of $700,000, provided, that in the event the aggregate principal amount of bridge loans remaining outstanding at the time such equity is raised shall exceed $1,000,000, then the maximum amount due and payable shall be $900,000; and

     v. Beginning October 1, 2002, 35% of any Excess Cash greater than $2 million, up to a maximum of $200,000 (in addition to amounts received under clause (iv) above) in any quarter, where "Excess Cash" means any cash on the books of the Company at the end of a quarter minus any equity and/or debt raised during such quarter.


$500,000 of the notes payable may be converted by the holders to 263,158 shares of common stock of the Company at a conversion price of $1.90 per share. The conversion right expires on December 20, 2002.

In connection with the notes and the previously outstanding bridge loans, warrants to purchase an aggregate of 960,000 shares of common stock of JPAL at $3.00 per share were cancelled and were replaced with warrants to purchase an aggregate of 840,000 and 15,000 shares of common stock of the Company at the
exercise prices of $1.90 and $1.30, respectively.   Such warrants expire on June
20, 2005.

The value of the beneficial conversion feature and warrants issued of $1,158,380 has been computed using the Black-Scholes pricing model and will be accreted into notes payable as additional interest expense over the remaining life of the notes. During the six months ended June 30, 2002, $23,081 has been recorded as interest expense. At June 30, 2002, $1,135,299 has been netted against notes payable.

4. STOCK OPTIONS

During the six-month period ended June 30, 2002, the Company issued to its directors and employees, options to purchase an aggregate of 447,000 shares of its common stock at a weighted average exercise price of $1.71 per share. Such options expire ten years following the grant date. The issuance of theses options resulted in deferred stock-based compensation of $681,390 of which $5,259 was expensed during the six-month period ended June 30, 2002. Deferred compensation expense will be charged to earnings over the vesting period of the options, which is between three and five years. Deferred compensation expense was computed using the intrinsic value method.

During the six-month period ended June 30, 2002, the Company issued to its advisors and consultants, options to purchase an aggregate of 235,000 shares of its common stock at a weighted average exercise price of $0.84 per share. Such options expire ten years following the grant date. The issuance of the options resulted in deferred stock-based compensation of $580,768 of which $113,240 was expensed during the six-month period ended June 30, 2002. Deferred compensation expense will be charged to earnings over the term of the advisors' and/or consultants' agreements. Deferred compensation expense was computed using the Black-Scholes pricing model using a fair market value of $3.05 per share, a term of 10 years, volatility of 80% and a risk-free rate of 5%.

Subsequent to June 30, 2002, the Company granted to employees options to purchase an aggregate of 335,000 shares of its common stock at exercise prices between $0.75 and $0.90 per share. The issuance of the options resulted in deferred stock-based compensation of $783,750 which will be recorded in the Company's September 30, 2002 financial statements.

5. RELATED PARTY TRANSACTIONS

     a. Accrued compensation of $243,737 and $237,567 at June 30, 2002 and 2001, respectively, is payable to certain officers and shareholders of the Company. The amount is due on demand and is non-interest bearing.

     b. Advances from affiliated companies are from entities that are affiliated with certain shareholders of the Company. The advances are payable on demand and bear interest at the rate of 10% per annum.

     c. Advances from LCG Capital Group, LLC are non-interest bearing and payable on demand.

     d. Included in other assets at June 30, 2002 and 2001 is $22,500, which represents the Company's portion of a letter of credit required to secure computer leases.

     e. Included in product development costs are $24,900 and $41,500 for the six months ended June 30, 2002 and 2001, respectively, paid to a company owned by certain shareholders of the Company.

     f. Included in general and administrative expenses are costs incurred of approximately $128,100 and $86,700 for the six months ended June 30, 2002 and 2001, respectively, by two entities that are related to certain shareholders. Such costs include consulting fees, employee salaries, occupancy, telephone and computer leases. In the case of employee salaries, costs are allocated to the Company based on the time each employee conducts business specific to the Company. In the case of the other expenses, costs are allocated based on a percentage of resources used by the Company.

     g. Included in accounts payable - related parties at June 30, 2002 and 2001 are approximately $19,000 and $0, respectively, payable to a company owned by a person related to certain members of the Company.

     h. Included in accounts payable - related parties at June 30, 2002 and 2001 are approximately $30,000 and $0, respectively, payable to a company that is related to certain shareholders of the Company.

                                             Six Months Ended June 30,
                                                  2002       2001
                                              (Unaudited) (Unaudited)

RELATED PARTY TRANSACTIONS BY EXPENSE CATEGORY
  Product development                           $  24,900    $  41,500
  General and administrative                      128,100       86,700
                                                ----------------------
                                                $ 153,000    $ 128,200
                                                ======================

6. CONTRACTUAL OBLIGATIONS

     a. In May 2002, the Company placed an order for the manufacture of P5 with a third party manufacturer. Under the terms of the order the Company paid a deposit of $100,000 upon placing the order and post letters of credit in the amount of approximately $2.25 million. As of August 9, 2002, the Company has posted letters of credit of approximately $1.6 million. The Company expects to post the remaining letter of credit prior to October 31, 2002.

     b. In May 2002, the Company entered into a letter of intent with a game developer. Under the letter of intent the game developer shall disclose to the Company the source code for two specific games so that the games can be integrated with P5. In addition, the game developer will release a software update enabling current users of the games to use P5. The Company will be responsible for integration and payment to the game developer of $100,000. Included in product development expenses for the six months ended June 30, 2002 is $16,667 relating to this letter of intent.

ESSENTIAL  REALITY,  INC.  (FORMERLY  JPAL,  INC)
(A  Development  Stage  Company)

Unaudited  Pro  Forma  Financial  Statements
Year  ended  December  31,  2001  and  six  months  ended  June  30,  2002

On June 20, 2002, Essential Reality, LLC, a Delaware Limited Liability Company ("ER LLC"), completed a business combination with JPAL, Inc., a Nevada corporation and an SEC registrant ("JPAL") pursuant to an Amended Contribution Agreement between ER LLC and JPAL, whereby all of the members of ER LLC contributed their membership interests in ER LLC to the Company in exchange for an aggregate of 16,874,784 shares of JPAL's common stock (the "Transaction"). Concurrent with the Transaction, the shareholders of JPAL canceled 7,564,326 of their shares of JPAL common stock and were left with 1,080,934 shares of common stock representing 6.02% of JPAL. Following the Transaction, JPAL changed its name to Essential Reality, Inc. (the "Company") and ER LLC, a wholly owned subsidiary of the Company, was merged into the Company.

The Transaction was accounted for as a reverse acquisition in which ER LLC is the accounting acquirer and JPAL is the legal acquirer. The management of ER LLC remained as the management of the Company. Since the Transaction was accounted for as a reverse acquisition and not a business combination, no goodwill has been recorded in connection with the Transaction and the costs incurred in connection with the Transaction have been accounted for as a reduction of additional paid-in capital. As a result of the reverse acquisition,
(i) the historical financial statements of the Company for periods prior to the date of the Transaction are no longer the historical financial statements of JPAL, and, therefore, JPAL's historical financial statements are no longer presented; (ii) the historical financial statements of the Company for periods prior to the date of the Transaction are those of ER LLC; (iii) all references to the financial statements of the "Company" apply to the historical financial statements of ER LLC prior to the Transaction and to the financial statements of the Company subsequent to the Transaction; and (iv) any reference to the Company applies solely to ER LLC and Essential Reality, Inc.

Immediately prior to the Transaction, ER LLC completed a private placement (the "Offering") whereby it issued 7,274,784 membership units for gross proceeds of $7,577,900. Included in the gross proceeds was $500,000 of bridge loans that
were converted to 480,000 membership units of the Company.   $250,000 of the
bridge loans converted was owed to JPAL and $250,000 was due to a third party lender. JPAL exchanged the membership interest in ER LLC for the reduction of $250,000 in notes payable it owed to third party lenders.

Upon completion of the Transaction, bridge loans and accrued interest thereon in the amount of $2,378,431 owed by ER LLC to JPAL were eliminated and the Company
assumed notes payable in the amount of $2,517,070. (i)     As a result
additional borrowings by JPAL, $138,639 has been charged to additional paid-in capital in the Company's June 30, 2002 financial statements. The notes payable and bridge loans have substantially the same terms, except that:

     (i) $500,000 of the notes payable may be converted by the holders to 263,158 shares of common stock of the Company at a conversion price of $1.90 per share. The conversion right expires on December 20, 2002.

     (ii) The holders of notes payable agreed to cancel previously issued warrants to acquire an aggregate of 1,029,600 common shares for $3.00 per share and were issued warrants having an expiration of June 20, 2004, to purchase an aggregate of 750,000 common shares of the Company for $1.90 per share.

Additionally, the Company issued to its third party bridge loan lenders warrants to purchase an aggregate of 90,000 and 15,000 shares of its common shares for $1.90 and $1.30, respectively. Such warrants expire on June 20, 2004.

In connection with the Offering, the Company issued to its financial advisors warrants to purchase an aggregate of 331,211 membership units (the "Additional Warrants"). Such Additional Warrants shall have an exercise price of $1.30 per membership unit and shall be exercisable for a period of up to five years. As a result of the Transaction, warrants to purchase membership units in ER LLC have become warrants to purchase common shares of the Company.

The following unaudited pro forma financial statements give effect to the Transaction and the Offering. The unaudited pro forma statement of operations for the year ended December 31, 2001 and the six months ended June 30, 2002, gives effect to the Transaction and Offering as if these transactions had occurred on January 1, 2001 respectively. An unaudited pro forma balance sheet as of June 30, 2002 and JPAL's statement of operations dated for the six months ended June 30, 2002 have not been included herein since the Transaction and the Offering were completed prior to the date of the June 30, 2002 financial statements.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto incorporated herein by reference of JPAL, Inc. and ER LLC. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company after the Transaction and the Offering.

ESSENTIAL REALITY, INC. (FORMERLY JPAL, INC.)
(A Development Stage Entity)


UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001


                                        JPAL, Inc.           Essential Reality, LLC     Pro Forma            Pro Forma After
                                        Year Ended                Year Ended          Adjustments for    Completion of Offering
                                     December 31, 2001        December 31, 2001      the Offering and        and Transaction
                                                                                        Transaction
OPERATING EXPENSES:
  Product development                $          -             $ 1,579,129            $        -                 $ 1,579,129
  Marketing                                     -                 716,674                     -                     716,674
  General and administrative               85,842                 823,791                     -                     909,633
  Depreciation and amortization               597                  11,850                     -                            12,447
                                     ------------             -----------            ----------                 ------------
           Total operating expenses        86,439               3,131,444                     -                   3,217,883
                                     ------------             -----------            ----------                 ------------
LOSS FROM OPERATIONS                      (86,439)             (3,131,444)                    -                  (3,217,883)

INTEREST INCOME                            19,615                  20,465                     -                      40,080
INTEREST EXPENSE                         (586,612)                (20,505)             (219,353)    (4)            (940,175)
                                                                        -               (28,087)    (5)
                                                                                        (85,618)    (6)
OTHER INCOME                                1,039                       -                     -                       1,039
                                     ------------             -----------            ----------                 ------------
NET LOSS                             $   (652,397)            $(3,131,484)           $ (333,058)                $(4,116,939)
                                     ============             ===========            ==========                 ============
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING -
  BASIC AND DILUTED                     8,645,260                                     7,274,784     (1)             17,955,718
                                                                                      9,600,000     (2)
                                                                                     (7,564,326)    (3)


NET LOSS PER SHARE                   $      (0.08)                                                              $     (0.23)
                                     =============                                                              ============

See notes to unaudited pro forma financial statements.

ESSENTIAL REALITY, INC. (FORMERLY JPAL, INC.)
(A Development Stage Entity)


UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2002


                               Essential Reality, Inc.        Pro Forma           Pro Forma After
                                  Six Months Ended            Adjustments for     Completion of Offering
                                   June 30, 2002           the Offering and       and Transaction
                                                              Transaction

OPERATING EXPENSES:
  Product development                $   881,110             $         -             $   881,110
  Marketing                              616,523                       -                 616,523
  General and administrative           1,021,889                       -               1,021,889
  Depreciation and amortization            6,830                       -                   6,830
                                     -----------             -----------             -----------

           Total operating expenses    2,526,352                       -               2,526,352
                                     -----------             -----------             -----------
LOSS FROM OPERATIONS                  (2,526,352)                      -              (2,526,352)

INTEREST INCOME                                -                       -                       -
INTEREST EXPENSE                         (48,585)               (328,427)  (4)          (547,256)
                                               -                 (42,053)  (5)
OTHER INCOME                                   -                (128,191)  (6)                 -
                                     -----------             -----------             -----------

NET LOSS                             $(2,574,937)            $  (422,091)            $(3,073,608)
                                     ===========             ===========             ===========
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING -
  BASIC AND DILUTED                   17,955,718                                      17,955,718


NET LOSS PER SHARE                   $     (0.14)                                    $     (0.17)
                                     ===========                                     ===========

See notes to unaudited pro forma financial statements.

ESSENTIAL  REALITY,  INC.  (FORMERLY  JPAL,  INC.)

NOTES  TO  UNAUDITED  PRO  FORMA  FINANCIAL  STATEMENTS
YEAR  ENDED  DECEMBER  31,  2001  AND  SIX  MONTHS  ENDED  JUNE  30,  2002
--------------------------------------------------------------------------------

I.     ASSUMPTIONS

     a. The pro forma financial statements reflect the Transaction whereby all of the members of ER LLC contributed their membership interests in ER LLC to the Company in exchange for an aggregate of 16,874,784 shares of the Company's common stock.

     b. The pro forma financial statements reflect the Offering whereby 7,274,784 membership units of ER LLC were issued for gross proceeds of $7,577,900.

II.     PRO  FORMA  ADJUSTMENTS

     1) Reflects the issuance of 7,274,784 membership units of ER LLC for gross proceeds of $7,577,900.

     2) Reflects the exchange of the membership interest in ER LLC for 16,874,784 shares of common stock of JPAL. Prior to the Offering reflected in adjustment #1, there were 9,600,000 membership units issued and outstanding in ER LLC. Since the shares issued as a result of the offering are reflected in adjustment #1, only the 9,600,000 shares issued are reflected in this adjustment.

     3) Reflects the cancellation of 7,564,326 common shares of JPAL Inc. held by current JPAL Inc. stockholders.

     4) Reflects amortization of deferred interest in the amount of $219,352 and $328,427 for the year ended December 31, 2001 and six months ended June 30, 2002, respectively. Deferred interest resulted from the value of the issuance of warrants to purchase an aggregate of 750,000 common shares for $1.90 per share in connection with the notes payable. The values of the warrants of $762,914 was computed using the Black-Scholes pricing model using $3.05 as the market price, $1.90 as the exercise price, 2 year expected life, volatility of 80% and a risk free rate of 5%. Such amount will be accreted into notes payable as additional interest expense over the life of the notes.

     5) Reflects amortization of deferred interest in the amount of $28,087 and $42,053 for the year ended December 31, 2001 and six months ended June 30, 2002, respectively. Deferred interest resulted from the value of the issuance of warrants to purchase an aggregate of 90,000 and 15,000 common shares for $1.90 and $1.30 per share, respectively, issued to the Company's bridge loan lenders. The values of the warrants of $97,686 was computed using the Black-Scholes pricing model using $3.05 as the market price, $1.90 and $1.30 as the exercise prices, 2 year expected life, volatility of 80% and a risk free rate of 5%. Such amount will be accreted into notes payable as additional interest expense over the life of the notes.

     6) Reflects amortization of deferred interest in the amount of $85,618 and $59,490 for the year ended December 31, 2001 and six months ended June 30, 2002, respectively. Deferred interest resulted from the beneficial conversion feature of the $500,000 notes payable which may be converted by the holders to 263,158 shares of common stock of the Company at a conversion price of $1.90 per share. The values of the beneficial conversion feature of $297,780 was computed using the Black-Scholes pricing model using $3.05 as the market price, $1.90 as the exercise price, 6 months expected life, volatility of 80% and a risk free rate of 5%. Such amount will be accreted into notes payable as additional interest expense over the life of the notes.

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